EXHIBIT 21


                              LIST OF SUBSIDIARIES

The following is a list of the Registrant's subsidiaries at December 31, 2002, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Name                                                             Jurisdiction of Formation
------------------------------------------------------------     -------------------------
INDSPEC Holding Corporation                                              Delaware
La Porte Chemicals Corp.                                                 Delaware
Laurel Industries, Inc.                                                  Ohio
Natural Gas Odorizing, Inc.                                              Oklahoma
Occidental Andina, LLC                                                   Delaware
Occidental C.O.B. Partners                                               Delaware
Occidental Chemical Chile S.A.I.                                         Chile
Occidental Chemical Corporation                                          New York
Occidental Chemical Holding Corporation                                  California
Occidental Crude Sales, Inc. (International)                             Delaware
Occidental de Colombia, Inc.                                             Delaware
Occidental Energy Marketing, Inc.                                        Delaware
Occidental Exploration and Production Company                            California
Occidental Gas de Mexico, LLC                                            Delaware
Occidental International Exploration and Production Company              California
Occidental International Holdings Ltd.                                   Bermuda
Occidental International Oil and Gas Ltd.                                Bermuda
Occidental Mexico Holdings, Inc.                                         Nevis
Occidental of Elk Hills, Inc.                                            Delaware
Occidental of Oman, Inc.                                                 Nevis
Occidental of Russia (Cyprus) Limited                                    Cyprus
Occidental of Russia Ltd.                                                Bermuda
Occidental Oil and Gas Holding Corporation                               California
Occidental Oil and Gas Pakistan LLC                                      Nevis
Occidental OOOI Holder, Inc.                                             Delaware
Occidental Overseas Operations, Inc.                                     Delaware
Occidental Peninsula, Inc.                                               Delaware
Occidental Peninsula II, Inc.                                            Nevis
Occidental Permian Ltd.                                                  Texas
Occidental Petroleum (Pakistan), Inc.                                    Delaware
Occidental Petroleum Investment Co.                                      California
Occidental Petroleum of Qatar Ltd.                                       Bermuda
Occidental PVC LP, Inc.                                                  Delaware
Occidental Quimica do Brasil Ltda.                                       Brazil
Occidental Yemen Ltd.                                                    Bermuda
OOG Partner Inc.                                                         Delaware
OOOI Chemical International, LLC                                         Delaware
OOOI Chemical Management, Inc.                                           Delaware
OOOI Oil and Gas Management, Inc.                                        Delaware
OOOI Oil and Gas Sub, LLC                                                Delaware
Oxy CH Corporation                                                       California
Oxy Chemical Corporation                                                 California
OXY Dolphin E&P, LLC                                                     Nevis
OXY Dolphin Pipeline, LLC                                                Nevis
Oxy Energy Services, Inc.                                                Delaware
OXY Long Beach, Inc.                                                     Delaware
OXY Oil Partners, Inc.                                                   Delaware
OXY Receivables Corporation                                              Delaware
OXY USA Inc.                                                             Delaware
OXY USA WTP LP                                                           Delaware
Oxy Vinyls Canada Inc.                                                   Canada
Oxy Vinyls, LP                                                           Delaware
Oxy Westwood Corporation                                                 California
Repsol Occidental Corporation                                            Delaware